THE SPECIAL WARRANTS TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES, AND THE UNDERLYING SECURITIES ISSUABLE IN EXCHANGE THEREFOR, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

SUBSCRIPTION AGREEMENT
(CANADIAN, UNITED STATES & OFFSHORE PURCHASERS)
TO:	JUVA LIFE INC. (the “Company”)
AND TO:	MACKIE RESEARCH CAPITAL CORPORATION (the “Agent”)
The undersigned (the “Purchaser”), on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder as trustee or agent (a “Beneficial Purchaser”), hereby irrevocably subscribes for and agrees to purchase the number of special warrants of the Company (each, a “Special Warrant”) set out below at a price of $1.05 per Special Warrant (the “Purchase Price”) subject to the following terms and conditions.  Each Special Warrant shall be exercisable by the holder thereof, for no additional consideration, on the terms described herein, to acquire one unit of the Company (subject to adjustment in certain circumstances) (each, a “Unit”).  In the event that the Company has not received a receipt for the Qualification Prospectus (as defined below) within 120 days from the Closing Date, each unexercised Special Warrant will entitle the holder thereof to receive upon the exercise thereof, at no additional consideration, one-and-one-tenth Units (instead of one Unit) and thereafter at the end of each additional 30-day period prior to the Qualification Date (as defined below), each Special Warrant will be exercisable for an additional 0.02 of a Unit. Each Unit will be comprised of one common share of the Company (each, a “Unit Share”) and one-half of one common share purchase warrant (each whole warrant being, a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share (subject to adjustment in certain circumstances) of the Company (each, a “Warrant Share”) for a period of 24 months following the Closing Date at a price of $1.35 per Warrant Share (subject to adjustment in certain circumstances). This agreement, which for greater certainty includes and incorporates the attached Schedules and the attached Terms and Conditions of Subscription (as defined below), as each may be amended, supplemented or restated, is referred to herein as the “Subscription Agreement”.  The Purchaser agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription” including without limitation the representations, warranties and covenants set forth in the Schedules attached thereto.  The Purchaser further agrees, without limitation, that the Company and the Agent may rely on the Purchaser’s representations, warranties and covenants contained in such documents.
Issuer: Juva Life Inc.	Issue: Special Warrants

Price Per Special Warrant: $1.05
Number of Special Warrants Purchased:	Total Subscription Price of Special Warrants: (Number of Special Warrants x $1.05 per Special Warrant) $
DATED this                  day of                      , 2021.
Name and Address of Purchaser

(Name of Purchaser - please print)	(Purchaser’s Address)

by:
Authorized Signature	(Purchaser’s Address)

(Official Capacity or Title - please print)	(Telephone Number)

(Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.)	(Email Address)

Details of the Beneficial Purchaser, if any, for whom the undersigned is contracting:

(Name of Beneficial Purchaser - please print)	(Beneficial Purchaser’s Address)

(if space is inadequate please attach a schedule containing the necessary information)

Registration Instructions:	Delivery Instructions:

Name
Account reference, if applicable	Account reference, if applicable
Address	Contact Name
Address

Telephone Number & Facsimile Number

Number and kind of securities of the Company presently held, directly or indirectly, if any:	State whether Purchaser is a “related party” (as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions) of the Company: ☐ Yes ☐ No

State whether Purchaser is an “insider” (as defined under applicable Securities Laws) of the Company: ☐ Yes ☐ No	State whether Purchaser is a “registrant” (as defined under applicable Securities Laws): ☐ Yes ☐ No

A completed and executed copy of this Subscription Agreement, including all applicable Schedules hereto, must be delivered electronically by no later than 5:00 p.m. (Toronto Time) on February 10, 2021 to Mackie Research Capital Corporation, ecm@mackieresearch.com
MINIMUM TOTAL SUBSCRIPTION PRICE OF $25,000

ACCEPTANCE
The foregoing is acknowledged, accepted and agreed to this  day of _______________________, 2021.

JUVA LIFE INC.

Per:
Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION
1. Subscription.
The Purchaser, on its own behalf, or, if applicable, on behalf of each Beneficial Purchaser, hereby tenders to the Company this Subscription Agreement which, upon acceptance by the Company, will constitute an irrevocable agreement of the Purchaser to purchase from the Company and, of the Company to issue and sell to the Purchaser, the number of Special Warrants set out on the face page hereof (the “Purchased Securities”) at the Purchase Price, all on the terms and subject to the conditions set out in this Subscription Agreement.
Each Special Warrant shall be exercisable by the holder thereof, for no additional consideration, to acquire one Unit of the Company (subject to adjustment in certain circumstances). In the event that the Company has not received a receipt for the Qualification Prospectus within 120 days from the Closing Date, each unexercised Special Warrant will entitle the holder thereof to receive upon the exercise thereof, at no additional consideration, one-and-one-tenth Units (instead of one Unit) and thereafter at the end of each additional 30-day period prior to the Qualification Date, each Special Warrant will be exercisable for an additional 0.02 of a Unit (each such Unit an “Additional Unit”).
Each Unit will be comprised of one Unit Share and one-half of one Warrant. Each whole Warrant will entitle the holder thereof to purchase one Warrant Share for a period of 24 months following the Closing Date at a price of $1.35 per Warrant Share (subject to adjustment in certain circumstances). The Warrants will be created and issued pursuant to the terms of an indenture (the “Warrant Indenture”) to entered into on the Closing Date between the Company and Olympia Trust Company in its capacity as agent for the Warrants.
The Special Warrants will be created and issued pursuant to the terms of an indenture (the “Special Warrant Indenture”) to be entered into on the Closing Date between the Company and the Olympia Trust Company in its capacity as agent for the Special Warrants. The Purchaser, by its execution of this Subscription Agreement, agrees to be bound by the terms and conditions of the Special Warrant Indenture as if it were an original party thereto. Pursuant to the Special Warrant Indenture, all unexercised Special Warrant shall be automatically exercised (without any further action or payment on the part of the holder thereof) at 4:00 p.m. (Toronto time) on the Automatic Conversion Date. The “Automatic Conversion Date” shall be the earlier of:
(a)	the date that is four (4) months and one (1) day after the issue of the relevant Special Warrant; and
(b)	the date that is three business days following the Qualification Date.
Additional details about the Offering are set forth in the term sheet attached hereto as Schedule E.
2. Agency Agreement.
The Purchaser acknowledges that the Purchased Securities will be issued in connection with the Offering, which shall consist of up to an aggregate of 8,285,720 Special Warrants (the “Initial Special Warrants”) for aggregate gross proceeds of up to $8,700,006, which Special Warrants are to be sold by the Company by private placement pursuant to an agency agreement (the “Agency Agreement”) to be dated on or before the Closing Date between the Company and the Agent.
In addition, the Company shall grant to the Agent an option (the “Agent’s Option”) to permit the Agent to increase the size of the Offering by up to 15%. The Agent’s Option shall be exercisable, in whole or in part, at the Agent’s option, by notice in writing to the Company, at any time and from time to time up to 48 hours prior to Closing.
The Qualification Prospectus shall also qualify the distribution of the Units issuable upon exercise of Special Warrants issuable upon exercise of the Agent’s Option.
Closing of the transactions contemplated hereby (including upon the exercise of the Agent’s Option) shall occur in accordance with the provisions therefor in the Agency Agreement and the provisions of Sections 5 and 6 hereof.
The Agent has been appointed as agent, on a commercially reasonable “best efforts” basis, to the Company in connection with the Offering. The Agent will endeavour to arrange for purchasers for the Special Warrants resident in the Designated Jurisdictions (as defined below) and in those jurisdictions outside of Canada where the Special Warrants may be lawfully sold and as agreed to by the Company and the Agent.

By its acceptance of this offer, the Company covenants, agrees and confirms with, and represents and warrants to, the Purchaser and Beneficial Purchaser, if any, that:
(a)
the Purchaser and Beneficial Purchaser will have the benefit of, and a direct right against the Company in respect of, all of the representations, warranties, covenants and conditions provided to or for the benefit of the Purchaser, Beneficial Purchaser and/or the Agent under the Agency Agreement (which shall be deemed to be incorporated herein, with such changes as are necessary in order to reflect that such representations, warranties and covenants are being made by the Company to the Purchaser and Beneficial Purchaser, if any), other than as may be waived or modified by the Agent (in accordance with Section 5 hereof);

(b)
the Company shall use commercially reasonable efforts to obtain a receipt for the Qualification Prospectus in the Designated Jurisdictions within one hundred and twenty (120) days from the Closing Date; and

(c)
following the issuance of a receipt for the Qualification Prospectus, the Unit Shares, the Warrants and the Warrant Shares shall be free of resale restrictions on the holder thereof under Securities Laws (as defined below); provided, however, that any Unit Shares, Warrants and Warrant Shares issued to U.S. Purchasers shall continue to be “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act.

The Purchaser acknowledges that the Agent assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any information regarding the Company received, obtained or learned by the Purchaser, whether or not such information was obtained from or through the Agent or any of their respective affiliates.
3. Definitions.
In this Subscription Agreement, unless the context otherwise requires:
(a)	“Additional Units” has the meaning ascribed to such term in Section 1 of this Subscription Agreement;
(b)	“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them in the Securities Act (Ontario);
(c)	“Automatic Conversion Date” has the meaning ascribed to such term in Section 1 of this Subscription Agreement;
(d)	“Beneficial Purchaser” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(e)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Special Warrants pursuant to the Offering;
(f)	“Closing Date” means on or about the week of February 15, 2021 or such other date as the Company and the Agent may agree;
(g)	“Closing Time” means 8:00 a.m. (Toronto Time) on the Closing Date or such other time as the Company and the Agent may agree;
(h)	“CSE” means the Canadian Securities Exchange;
(i)	“Designated Jurisdictions” means the provinces of Canada in which Purchasers are resident, excluding Quebec, where the Special Warrants have been sold;
(j)	“International Jurisdiction” has the meaning ascribed to such term in Section 8(u)of this Subscription Agreement;
(k)	“McMillan” means McMillan LLP, Canadian legal counsel to the Company;

(l)	“MLT” means MLT Aikins LLP, legal counsel to the Agent;
(m)	“NI 45-106” means National Instrument 45-106 - Prospectus Exemptions as such instrument is in effect at Closing in the Designated Jurisdictions;
(n)
“Offering” means the issuance of the Initial Special Warrants to Purchasers as contemplated hereunder, and includes the issuance of the applicable number of additional Special Warrants pursuant to the exercise of the Agent’s Option;

(o)
“person” means an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(p)	“Personal Information” means any information about an individual and includes information contained in this Subscription Agreement, including the schedules incorporated by reference herein;
(q)
“Public Record” means, without limitation, the prospectuses, annual information forms, information circulars, offering memoranda, material change reports, press releases and any other documents or reports filed by the Company (or its predecessor) with any applicable Canadian securities regulatory authority since April 22, 2020;

(r)	“Purchase Price” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(s)	“Purchasers” means all purchasers of Special Warrants;
(t)	“Qualification Condition” means the issuance of a receipt by the Securities Commissions for the Qualification Prospectus within 120 days from the Closing Date;
(u)	“Qualification Date” means the date on which the Qualification Condition is satisfied;
(v)
“Qualification Prospectus” means a (final) short form prospectus of the Company qualifying the distribution of, amongst other things, the Units underlying the Special Warrants, including for greater certainty, all Unit Shares and Warrants;

(w)	“Qualified Institutional Buyer” has the meaning ascribed to such term in Rule 144A under the U.S. Securities Act;
(x)	“Regulation S” means Regulation S under the U.S. Securities Act;
(y)	“SEC” means the United States Securities and Exchange Commission;
(z)	“Securities Commissions” means, collectively, the applicable securities commission or other securities administrator or regulatory authority in each of the Designated Jurisdictions;
(aa)
“Securities Laws” means, collectively, all applicable securities laws in the Designated Jurisdictions, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders, and forms under such laws and the applicable published policy statements, national instruments and multilateral instruments of, and any exempting orders issued by, the Securities Commissions;

(bb)
“Special Warrants” means the special warrants of the Company offered hereunder, exercisable, for no additional consideration, to acquire Units, and includes the Initial Special Warrants and any additional Special Warrants issued or issuable pursuant to the exercise of the Agent’s Option;

(cc)	“Special Warrant Indenture” has the meaning ascribed to such term in Section 1 of this Subscription Agreement;

(dd)
“Subscription Agreement” means this subscription agreement (including any schedules attached hereto and the Terms and Conditions of Subscription) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular section, subsection, appendix or schedule and the expression “section”, “subsection”, “appendix” and “Schedule” followed by a number means and refers to the specified section, subsection, appendix or schedule of this Subscription Agreement;

(ee)
“Units” means the units of the Company, including any Additional Units, which will be issuable upon the exercise of the Special Warrants, with each Unit being comprised of one Unit Share and one-half of one Warrant;

(ff)	“Unit Shares” means the common shares forming part of the Units, including any Additional Units, which will be issuable upon the exercise of the Special Warrants;
(gg)	“U.S. Person” has the meaning ascribed to it in Rule 902(k) of Regulation S;
(hh)
“U.S. Purchaser” means a Purchaser of Special Warrants who was, at the time of purchase (a) a person in the United States, (b) a U.S. Person, (c) any person purchasing that purchased Special Warrants on behalf of, or for the account or benefit of, a U.S. Person or any person in the United States, (d) any person who receives or received an offer to acquire such Special Warrants while in the United States, or (e) any person who was in the United States at the time such person's buy order was made or this Subscription Agreement pursuant to which such Special Warrants were acquired was executed or delivered;

(ii)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
(jj)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;
(kk)	“Warrant Indenture” has the meaning ascribed to such term in Section 1 of this Subscription Agreement;
(ll)
“Warrants” means the common share purchase warrants of the Company forming part of each Unit, including any Additional Units, with each Warrant entitling the holder thereof to acquire one Warrant Share (subject to adjustment in certain circumstances) at a price of $1.35 per Warrant Share (subject to adjustment in certain circumstances) for a period of 24 months following the Closing Date; and

(mm)	“Warrant Shares” means the common shares of the Company issuable upon the exercise of the Warrants.
4. Delivery and Payment.
The Purchaser agrees that the following shall be delivered to the Agent at the address and by the date and time set out on page 2 hereof, or such other time, date or place as the Agent may advise:
(a)	a completed and duly signed copy of this Subscription Agreement;
(b)
if the Purchaser is either (i) a resident in or otherwise subject to the laws of Canada or (ii) a resident neither of Canada nor the United States, a duly completed and executed copy of the Accredited Investor Confirmation Certificate in the form attached hereto as Schedule A and, if applicable depending on the category of “accredited investor” on which the Purchaser relies, a duly completed Risk Acknowledgement Form attached as appendix A to Schedule A;

(c)
if the Purchaser is a resident neither of Canada nor the United States, a duly completed and executed copy of the Certificate of Non-Canadian Purchasers (Other than U.S. Purchasers) in the form attached hereto as Schedule B;

(d)
if the Purchaser or Beneficial Purchaser, if any, is a U.S. Purchaser, a duly completed and executed copy of the U.S. Accredited Investor Certificate in the form attached hereto as Schedule C.  Qualified Institutional Buyers participating in the Offering who wish to have their Purchased Securities, and the underlying Unit Shares and Warrants, registered in the depository service of CDS Clearing and Depository Services Inc. must alternatively complete and execute the form of Qualified Institutional Buyer Letter in the form attached hereto as Schedule D;

(e)	payment of the aggregate Purchase Price payable by the Purchaser to the Agent in the form satisfactory to the Agent; and
(f)	any other documents required by the Securities Laws or that the Company or the Agent may reasonably request.
The Purchaser, and each Beneficial Purchaser, if any, acknowledges and agrees that such documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement and each shall constitute a representation, warranty or covenant of the Purchaser hereunder in favour of the Company and the Agent.  The Purchaser and each such Beneficial Purchaser consents to the filing of such documents as may be required to be filed with the Securities Commissions and/or the CSE in connection with the transactions contemplated hereby. The Purchaser and each such Beneficial Purchaser acknowledges and agrees that this offer, the aggregate Purchase Price and any other documents delivered in connection herewith will be held by the Agent until such time as the conditions set out in the Agency Agreement are satisfied by the Company or waived by the Agent (in accordance with Section 5 hereof).
5. Closing.
The transactions contemplated hereby will be completed on or before the Closing Date at the Closing Time at the offices of McMillan LLP, Vancouver, BC, or such other time and location as the Company and the Agent may agree.
If, prior to the Closing Time, the terms and conditions contained in the Subscription Agreement and the Agency Agreement have not been complied with to the satisfaction of the Agent or waived by it (in accordance with this Section 5 and the Agency Agreement), the Agent, the Company and the Purchaser will have no further obligations under this Subscription Agreement (except for any liability for any breach of any term of the Subscription Agreement or Agency Agreement).
It is anticipated that except in certain limited instances in which certain Purchasers may settle subscriptions directly with the Company in certificated form, the Special Warrants to be issued pursuant to the Offering will be issued in an uncertificated form or under a direct registration system or other book-entry system or other form of written notice, as determined by the Company to be the most efficient means of compliance with Securities Laws, on the Closing Date in accordance with the Special Warrant Indenture.
The Agent is hereby appointed as agent and attorney for the Purchaser and the Beneficial Purchaser, if any, to represent the Purchaser and the Beneficial Purchaser, if any, at the Closing for the purpose of all closing matters, deliveries of documents, including without limitation the delivery of the certificates or the electronic deposit representing the Special Warrants to the Purchasers, and payment of funds to the Company. Without limiting the generality of the foregoing, the Agent is specifically and exclusively authorized:
(a)
to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Purchaser’s benefit contained in this Subscription Agreement, the Agency Agreement or any ancillary or related document;

(b)	to receive certificates representing the Purchased Securities or, if determined appropriate by the Agent, to direct electronic delivery of same;
(c)	to execute in the Purchaser’s name and on its behalf all closing receipts and required ministerial documents;
(d)
to correct manifest errors or omissions in the information provided by the Purchaser in this Subscription Agreement, the Schedules attached hereto and any other documents or forms delivered by the Purchaser in connection with the transactions contemplated hereby, if any; and

(e)	without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement.
In addition, the Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the Agent is entitled to exercise or not to exercise, in its absolute discretion, the rights of termination under the Agency Agreement. The Company acknowledges and agrees that the Purchaser may terminate the Subscription Agreement while the Agent is permitted to terminate the Agency Agreement.
The Purchaser will take up, purchase and pay for the Purchased Securities at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by the Agent (to the extent permitted hereby), of the conditions set out in the Agency Agreement.
6. Conditions of Closing.
The Purchaser acknowledges that the Company’s obligation to issue and sell the Purchased Securities to the Purchaser is subject to, among other things, the following conditions:

(a)
the Purchaser or Beneficial Purchaser, if any, executing and returning to the Agent, in accordance with Section 4 hereof, all documents required by the Securities Laws for delivery on behalf of the Purchaser or Beneficial Purchaser, if any, including, without limitation, the applicable documents set out in Section 4 hereof, by no later than the time specified on page 2 hereof;

(b)
the fulfilment at or before the Closing Time of each of the conditions of the Closing set out in the Agency Agreement except those conditions that are waived by the Agent (in accordance with Section 5);

(c)	the Company having obtained all required regulatory and corporate approvals, and all requisite third party consents, to permit the completion of the transactions contemplated hereby;
(d)	the Company accepting this Subscription Agreement;
(e)
the offer, issue, sale and delivery of the Special Warrants being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable Canadian Securities Laws) or any similar document under applicable Securities Laws relating to the issue, sale and delivery of the Special Warrants, or the Company having received such orders, consents or approvals as may be required to permit such issue, sale and delivery of the Special Warrants without the requirement of filing a prospectus or delivering an offering memorandum or any similar document; and

(f)	the representations and warranties of the Purchaser being true and correct as at the Closing Time.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that as the sale of the Special Warrants will not be qualified by a prospectus, and as such, the sale is subject to the condition that the Purchaser (or, if applicable, each Beneficial Purchaser) sign and return to the Company all relevant documentation required by the Securities Laws.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the Company will be required to provide to the Securities Commissions a list setting out the identities of the Beneficial Purchasers of the Special Warrants. Notwithstanding that the Purchaser may be purchasing Special Warrants as an agent on behalf of an undisclosed principal (if permissible under the relevant Securities Laws), the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company or the Agent in order to comply with the foregoing and Securities Laws.
7. Acceptance.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the acceptance of this offer will be conditional upon the issue and sale of the Purchased Securities to the Purchaser and each Beneficial Purchaser, if any, being exempt from the requirement to file a prospectus or deliver an offering memorandum or any similar document under the Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction.  The Company will be deemed to have accepted this offer upon the Company’s execution of the acceptance form on page 3 of this Subscription Agreement.

If the Offering does not close, the Purchaser and each Beneficial Purchaser, if any, understands that any funds, certified cheques and bank drafts delivered by the Purchaser to the Agent representing the aggregate Purchase Price for Purchased Securities will be promptly returned by the Agent to the Purchaser without interest or deduction.
8. Purchaser’s Representations, Warranties and Covenants.
The Purchaser represents, warrants and covenants in favour of the Company and the Agent as follows and acknowledges that each of the Company and the Agent is relying on such representations, warranties and covenants in connection with the transactions contemplated in, and the entry into by the Company of, this Subscription Agreement:
(a)
Authorization and Effectiveness.  If the Purchaser (or the Beneficial Purchaser) is an individual, he or she is of the full age of majority and has all requisite legal capacity and competence to execute and deliver this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder, or if the Purchaser (or the Beneficial Purchaser) is a corporation, the Purchaser (or the Beneficial Purchaser) is duly incorporated and is a valid and existing corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Securities and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser (or the Beneficial Purchaser) is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe and pay for the Purchased Securities and to observe and perform its covenants and obligations hereunder to complete the transactions contemplated by this Subscription Agreement, and has obtained all necessary approvals in respect thereof, and, in any case, upon acceptance by the Company, this Subscription Agreement will constitute a legal, valid and binding agreement of the Purchaser and the Beneficial Purchaser, if any, enforceable against the Purchaser and the Beneficial Purchaser in accordance with its terms and will not result in a violation of, or create a state of facts which, after notice, lapse of time or both, would constitute a default or breach of, any of the Purchaser’s or the Beneficial Purchaser’s, if any, constating documents, by-laws or authorizing resolutions (if applicable), any agreement to which the Purchaser or the Beneficial Purchaser, if any, is a party or by which it is bound or any law applicable to the Purchaser or the Beneficial Purchaser, if any, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser or the Beneficial Purchaser, if any.

(b)
Residence.  The Purchaser, and each Beneficial Purchaser, if any, was offered the Special Warrants in, and is a resident of, the jurisdiction referred to under “Name and Address of Purchaser” and “Details of Beneficial Purchaser”, respectively, set out on the face page and page 2 hereof and intends that the Securities Laws of that jurisdiction govern any transactions involving the Purchased Securities subscribed for by the Purchaser or each Beneficial Purchaser, if any and that such addresses were not created and are not used solely for the purpose of acquiring the Purchased Securities. The purchase and sale of the Purchased Securities to the Purchaser, and any act, solicitation, conduct or negotiation, directly or indirectly, in furtherance of such purchase and sale has occurred only in such jurisdiction.

(c)
Prospectus Exemptions.  The Purchaser has properly completed, executed and delivered to the Company the applicable questionnaire(s) and certificate(s) (dated as of the date hereof) set forth in Schedules A, and if applicable, B or C attached hereto, in accordance with Section 4 hereof, along with any applicable appendices to such Schedules and the information contained therein is true and correct and the representations, warranties and covenants contained in the applicable Schedules and Appendices attached hereto will be true and correct both as of the date of execution of this Subscription Agreement and as at the Closing Time.

(d)
Purchasing as Principal.  Unless paragraph (g) below applies, the Purchaser is purchasing the Purchased Securities as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person.

(e)	Purchasing for Investment Only. The Purchaser is purchasing the Purchased Securities for investment only and not with a view to resale or distribution.
(f)
No Syndication.  The Purchaser was not created solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” provided in Schedule A attached hereto.

(g)	Purchasing as Agent or Trustee.
(i)
In the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal whose identity is disclosed or identified, each Beneficial Purchaser of the Units for whom the Purchaser is acting, is purchasing its Purchased Securities (1) as principal (as defined in all applicable Securities Laws) for its own account and not for the benefit of any other person; (2) for investment only and not with a view to resale or distribution; (3) was not created solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” provided in Schedule A attached hereto; and (4) either (A) is purchasing its Purchased Securities (i) at an aggregate acquisition cost to such Beneficial Purchaser of more than $150,000, and (ii) the Purchaser is neither an individual nor a syndicate, or (B) the Beneficial Purchaser is an “accredited investor” as defined in NI 45-106;

(ii)
in the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal, the Purchaser is the duly authorized trustee or agent of such disclosed Beneficial Purchaser with due and proper power and authority to execute and deliver, on behalf of each such Beneficial Purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Securities hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such Beneficial Purchaser were the Purchaser and the Purchaser’s actions as trustee or agent are in compliance with applicable law and the Purchaser and each Beneficial Purchaser acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each Beneficial Purchaser of Special Warrants for whom it may be acting; and

(iii)
in the case of the purchase by the Purchaser of the Purchased Securities on behalf of an undisclosed Beneficial Purchaser, the Purchaser is deemed under applicable Securities Laws to be purchasing as principal and is purchasing the Special Warrants as an “accredited investor”.

(h)
Broker. Other than the Agent and the soliciting dealer group members formed by the Agent, if any, there is no person acting or purporting to act on behalf of the Purchaser in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee payable in connection with this subscription for the Special Warrants, and if any such person establishes a claim that any such fee or compensation is payable in connection with this subscription for the Special Warrants, the Purchaser covenants to indemnify and hold harmless the Company and the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(i)
Illegal Use of Funds.  None of the funds being used to purchase the Purchased Securities are to the Purchaser’s or the Beneficial Purchaser’s, if any, knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.  The funds being used to purchase the Purchased Securities which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (the “Patriot Act”) and the Purchaser acknowledges that the Company and the Agent may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and the Patriot Act.  To the best knowledge of the Purchaser, none of the funds to be provided by the Purchaser or each Beneficial Purchaser, if any, are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and the Purchaser shall promptly notify the Company and the Agent if the Purchaser or each Beneficial Purchaser, if any, discovers that any of such representations cease to be true, and shall promptly provide the Company and the Agent with all necessary information in connection therewith.

(j)
Resale Restrictions.  Except as otherwise provided herein, the Purchaser, and each Beneficial Purchaser, if any, acknowledges that it (1) has been advised to consult its own legal advisors with respect to trading in the Purchased Securities, the Unit Shares and Warrants comprising the Units issuable upon the exercise of the Purchased Securities, and the Warrant Shares issuable upon the exercise of the Warrants and with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Purchaser or each Beneficial Purchaser, if any, resides and other applicable securities laws, (2) acknowledges that no representation has been made respecting the resale restrictions, including applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Purchaser or each Beneficial Purchaser, if any, to resell such securities, (3) acknowledges that the Purchaser or the Beneficial Purchaser, if any, is solely responsible to determine applicable resale restrictions, (4) is solely responsible (and neither the Company nor the Agent is in any way responsible) for compliance with applicable resale restrictions, and (5) is aware that the Purchaser or each Beneficial Purchaser, if any, may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(k)
U.S. Securities Law Matters.  Unless the Purchaser is a U.S. Purchaser and has completed Schedule C or Schedule D, as applicable, the Purchaser and each Beneficial Purchaser, if any, acknowledges, understands and agrees that:

(i)
it is not in the United States and it is not a U.S. Person, was not offered the Purchased Securities in the United States, was outside the United States at the time of its purchase order, and did not execute or deliver this Subscription Agreement or related documents in the United States;

(ii)
it is not purchasing the Purchased Securities for the account or benefit of a U.S.  Person or a person in the United States, or for resale in the United States or to a U.S. Person in violation of United States federal or state securities laws;

(iii)
none of the Special Warrants, the Units, the Unit Shares, the Warrants or the Warrant Shares (collectively, the “Offered Securities”), are or will be registered under the U.S. Securities Act or the securities laws of any state;

(iv)
the Offered Securities may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. Person or a person within the United States, unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available, (2) agrees not to offer or sell any of such securities in the United States or to, or for the account or benefit of, a U.S. Person or any person within the United States, unless an exemption from registration under the U.S. Securities Act and applicable state Securities Laws is available, and (3) acknowledges that the Special Warrants may not be exercised in the United States or by, or for the account or benefit of, a U.S. Person or a person within the United States unless an exemption from registration under the U.S. Securities Act and applicable state Securities Laws is available;

(v)
it is not purchasing the Purchased Securities as the result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S, and including any press releases made by the Company relating to the proposed Offering or any report, notification or summary of the same) made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing; and

(vi)
the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act or any applicable state securities laws.

(l)
Company or Unincorporated Organization.  If the Purchaser, or any Beneficial Purchaser, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Purchaser or such Beneficial Purchaser was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption.

(m)
Absence of Prospectus, Offering Memorandum or Similar Document.  The Purchaser and the Beneficial Purchaser, if any, has not received, nor has it requested, nor does it have any need to receive, any prospectus, offering memorandum or any other document describing the business and affairs of the Company, nor has any document been prepared for delivery to, or review by, prospective purchasers in order to assist them in making an investment decision in respect of the Purchased Securities, the Unit Shares, the Warrants or the Warrant Shares, other than this Subscription Agreement (including the Term Sheet attached hereto as Schedule E).

(n)
Absence of Advertising.  The offering and sale of the Purchased Securities to the Purchaser or each Beneficial Purchaser, if any, was not made or solicited through, and the Purchaser and each such Beneficial Purchaser, if any, is not aware of, any general solicitation or general advertising with respect to the offering of the Special Warrants, including advertisements, articles, notices or other communications published in any printed public media, radio, television or telecommunications, including electronic display (such as the Internet, including but not limited to the Company’s website), or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(o)	No Undisclosed Information.
(i)
The Purchased Securities are not being purchased by the Purchaser or, by a Beneficial Purchaser, if any, as a result of any material information not in the Public Record concerning the Company and the decision of the Purchaser or each Beneficial Purchaser, if any, to tender this offer and acquire the Purchased Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company or any other person (except as otherwise specified herein or pursuant to a delivery made hereby or pursuant to the Agency Agreement);

(ii)
the Purchaser, or each Beneficial Purchaser, if any, has relied solely upon this Subscription Agreement (including the representations, warranties and covenants contained in the Agency Agreement and incorporated herein), and the Public Record of, and issued by, the Company and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of the Company or any employees, agents or affiliates thereof (except as otherwise specified herein or pursuant to a delivery made hereby or pursuant to the Agency Agreement). The Company’s counsel McMillan, and the Agent’s counsel, MLT, are entitled to the benefit of this subsection; and

(iii)
neither the Purchaser nor the Beneficial Purchaser, if any, has knowledge of a “material fact” or “material change” (as those terms are defined in Securities Laws) in the affairs of the Company that has not been generally disclosed to the public.

(p)
Investment Suitability.  The Purchaser and each Beneficial Purchaser, if any, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Special Warrants and is able to bear the economic risk of total loss of such investment.

(q)
Not a “Control Person”.  The Purchaser, or Beneficial Purchaser, if any, is not a “control person” of the Company, as that term is defined in applicable Securities Laws, and will not become a “control person” of the Company by virtue of the purchase of the Purchased Securities under this Subscription Agreement (including on a partially or fully-diluted basis) and does not act or intend to act in concert with any other person to form a control group in respect of the Company.

(r)
Not an “insider” or “registrant”.  The Purchaser, or Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent (i) is not either an “insider” of the Company or a “registrant” (each as defined under applicable Securities Laws) or, (ii) has identified itself to the Company as either an “insider” of the Company or a “registrant” (each as defined under applicable Securities Laws).

(s)
Other Documents.  The Purchaser and each Beneficial Purchaser, if any, will promptly execute and deliver any other documents required by the Company or applicable Securities Laws to permit the purchase of the Purchased Securities on the terms herein set forth which the Company or the Agent may reasonably request.

(t)
Personal Information.  The Purchaser acknowledges that this Subscription Agreement requires the Purchaser to provide to the Company and the Agent certain Personal Information relating to the Purchaser and each Beneficial Purchaser, if any.  Such information is being collected and will be used by the Company and/or the Agent for the purposes of completing the proposed Offering, which includes, without limitation, determining the Purchaser’s and each Beneficial Purchaser’s, if any, eligibility to purchase the Purchased Securities under applicable Securities Laws, preparing and registering certificates or arranging for an electronic deposit representing the Unit Shares and Warrants issuable upon the exercise of the Special Warrants and the Warrant Shares issuable upon the exercise of the Warrants and completing filings required by the Securities Commissions and the CSE.  The Purchaser agrees that the Purchaser’s and each Beneficial Purchaser’s, if any, Personal Information may be disclosed by the Company and/or the Agent to: (a) applicable securities regulatory authorities, and (b) any of the other parties involved in the proposed Offering, including legal counsel to the Company and the Agent, and may be included in record books in connection with the Offering.  By executing this Subscription Agreement, the Purchaser consents to the foregoing collection, use and disclosure of the Purchaser’s and each Beneficial Purchaser’s, if any, Personal Information.  The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents described in Section 4 hereof as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Beneficial Purchaser, if any, for which the Purchaser is contracting hereunder.

(u)
International Purchasers.  If the Purchaser is a resident of a country other than Canada or the United States (an “International Jurisdiction”) then in addition to the other representations and warranties contained herein, the Purchaser, on behalf of the Purchaser and each Beneficial Purchaser, if any, makes the representations and warranties in the certificate attached as Schedule B hereto.

The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Company and the Agent in determining the Purchaser’s eligibility or (if applicable) the eligibility of each Beneficial Purchaser on whose behalf it is contracting hereunder to purchase the Purchased Securities under Securities Laws.  The Purchaser and each Beneficial Purchaser, if any, further agrees that by accepting delivery of the certificates or an electronic deposit representing the Purchased Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser and each Beneficial Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser and each Beneficial Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser or any Beneficial Purchaser of the Purchased Securities.  The Purchaser and each Beneficial Purchaser, if any, undertakes to notify the Company, and the Agent at the address set out on page 2 hereof, immediately of any change in any representation, warranty or other information relating to the Purchaser set out in this Subscription Agreement which takes place prior to the Closing Time.
9. Purchaser’s Acknowledgements.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that:
(a)
the securities of the Company are not listed or quoted on any exchange or market other than the listing of the Company's common shares on the CSE and the OTCQB, and the Company has no obligation to list or obtain quotation of its securities on any other exchange or market other than as set out herein (including, without limitation, Schedule E);

(b)	investing in the Company involves a high degree of risk including, without limitation, the following risks relating to the Offering and the Company’s business:
(i)	an investment in the Special Warrants and Units is highly speculative given the uncertain nature of the Company’s business and its present stage of development;
(ii)	there is no assurance that the Company will be successful and the likelihood of success must be considered in light of the relatively early stage of its operations;
(iii)
the Company is subject to certain risk factors which could affect the business, prospects, financial position, financial condition or operating results of the Company including all of the risks and uncertainties relating to the Company as disclosed in its most recent annual information form, management discussion & analysis and other public disclosure;

(c)
(i) no agency, securities commission, governmental authority, regulatory body, stock exchange or other entity has reviewed, passed on, made any finding or determination as to the merits of investment in, nor have any such agencies, securities commissions, governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to the Special Warrants, the Units or the Offering; (ii) there is no governmental or other form of insurance covering the Special Warrants or the Units; and (iii) there are risks associated with the purchase of the Special Warrants and the Purchaser and each Beneficial Purchaser, if any, is capable of bearing the economic risk of the investment;

(d)
the purchase of the Purchased Securities has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Special Warrants is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)
no prospectus or other offering document has been filed by the Company with a securities commission or other securities regulatory authority in any jurisdiction in or outside of Canada in connection with the issue of the Special Warrants, and such issuance is exempt from the prospectus requirements otherwise applicable under the provisions of Securities Laws and, as a result, in connection with its purchase of the Purchased Securities hereunder, as applicable, except as otherwise provided herein:

(i)
the Purchaser and each Beneficial Purchaser, if any, is restricted from using most of the protections, rights and remedies available under Securities Laws including, without limitation, statutory rights of rescission or damages;

(ii)
the Purchaser and each Beneficial Purchaser, if any, will not receive information that may otherwise be required to be provided to the Purchaser and each Beneficial Purchaser under applicable Securities Laws or contained in a prospectus prepared in accordance with applicable Securities Laws;

(iii)	the Company is relieved from certain obligations that would otherwise apply under such applicable Securities Laws;
(iv)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement; and
(v)
there are restrictions on the Purchaser’s ability to resell the Purchased Securities, and it is the responsibility of the Purchaser and each Beneficial Purchaser to determine these restrictions and to comply with them before selling any Purchased Securities;

(f)	the Purchased Securities are being offered for sale only on a “private placement” basis;

(g)
the Agent will receive (i) a cash commission and an advisory fee, on the Closing Date, equal in aggregate to 7.0% of the gross proceeds of the Offering (including in respect of the proceeds upon the exercise of the Agent’s Option) and (ii) compensation options and advisory options, exercisable at any time up to 24 months following the Closing Date, to purchase Units in an amount equal to 7.0% of the number of Special Warrants sold under the Offering;

(h)
all costs and expenses incurred by the Purchaser and each Beneficial Purchaser, if any, (including any fees and disbursements of legal counsel retained by the Purchaser and each Beneficial Purchaser, if any) relating to the purchase of the Purchased Securities shall be borne solely by the Purchaser;

(i)
neither the Company’s counsel, McMillan, nor the Agent’s counsel, MLT, assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information furnished to the Purchaser in connection with the Offering or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed;

(j)
the Purchaser acknowledges that none of the Company, the Agent, or any of their respective affiliates, related entities and associates, nor any persons acting on their behalf, will in any circumstances be liable to the Purchaser under, or arising out of or in any way connected with this Subscription Agreement for any indirect, special or consequential loss or damage whether arising in contract or tor (including for negligence or statutory duty);

(k)
the Purchased Securities and, if issued prior to the Automatic Conversion Date, the Unit Shares and the Warrants issuable upon the exercise of the Purchased Securities and the Warrant Shares issuable upon the exercise of the Warrants, will be subject to certain resale restrictions under Canadian Securities Laws and the Purchaser and each Beneficial Purchaser, if any, agrees to comply with such restrictions. The Purchaser and each Beneficial Purchaser, if any, also acknowledge that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and neither the Company nor the Agent is in any manner responsible) for complying with such restrictions.  For purposes of complying with Canadian Securities Laws and National Instrument 45‑102 -  Resale of Securities, and in addition to the re-sale and transfer restrictions, and any applicable U.S. restrictive legends, set forth in Schedule C hereto, the Purchaser and each Beneficial Purchaser, if any, understand and acknowledge that all certificates or the relevant ownership statement under a direct registration system or other book-entry system or other form of written notice representing the Purchased Securities and, if issued prior to the Automatic Conversion Date, the Unit Shares, the Warrants and the Warrant Shares, shall bear a legend substantially in the following form, indicating that the resale of such securities is restricted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE CLOSING DATE].”
In the event that the Company is required by applicable Securities Laws to provide written notice containing the foregoing legend to the beneficial purchaser of the Purchased Securities, the Purchaser and each Beneficial Purchaser acknowledge that notice shall be deemed to have been given and received on the date on which such notice was delivered to the address of such Purchaser and/or Beneficial Purchaser provided on the face page hereof.
(l)
no person has made any written or oral representations or undertakings: (i) that any person will resell or repurchase the Purchased Securities, the Unit Shares and the Warrants issuable upon the exercise of the Purchased Securities or the Warrant Shares issuable upon the exercise of the Warrants; (ii) that any person will refund all or any of the Purchase Price; or (iii) as to the future price or value of the Purchased Securities, the Unit Shares and the Warrants issuable upon the exercise of the Special Warrants or the Warrant Shares issuable upon the exercise of the Warrants;

(m)
the Purchaser and each Beneficial Purchaser, if any, is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby;

(n)
Subject to compliance by the Company of its covenants provided in the Agency Agreement and herein, the Company may complete additional financings or in the future in order to develop the business of the Company and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Purchaser, and there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development;

(o)	McMillan is acting solely as counsel to the Company, and MLT is acting solely as counsel to the Agent, and neither McMillan nor MLT is acting as counsel to the Purchaser;
(p)
the Purchaser each Beneficial Purchaser, if any, by virtue of holding the Purchased Securities will not be a shareholder of the Company and will not be entitled to any right or interest in respect thereof (including voting rights or right to notice of meetings of shareholders of the Company) except as provided herein or in the Special Warrant Indenture; and

(q)
the Purchaser may receive periodic updates with respect to the Company and the Purchaser further consents to receiving future email and other electronic communications from the Company and its representatives.

10. Further Acknowledgements of the Purchaser.
The Purchaser hereby acknowledges, agrees and consents to:
(a)	the disclosure of Personal Information to each of the Company, the Agent, the Securities Commissions and the CSE; and
(b)	the collection, use and disclosure of Personal Information by the Company for corporate finance and shareholder communication purposes as are necessary to the Company’s business.
The Purchaser acknowledges and agrees that the Purchaser has been notified by the Company: (i) of the delivery to the Securities Commissions of Personal Information pertaining to the Purchaser, including, without limitation, the full name, residential address and telephone number of the Purchaser, the number and type of securities purchased and the total Purchase Price paid in respect of the Purchased Securities; (ii) that this information is being collected indirectly by the Securities Commissions under the authority granted to them under securities legislation; (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Canada; and (iv) that the title, business address and business telephone number of the public official of each of the Securities Commissions who can answer questions about the indirect collection of Personal Information is attached hereto as Schedule F.
11. No Revocation.
The Purchaser and each Beneficial Purchaser, if any, agrees that this offer is made for valuable consideration and, except as set out herein, may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company.
12. Indemnity.
The Purchaser and each Beneficial Purchaser, if any, agrees to indemnify and hold harmless the Company, the Agent, and their respective directors, officers, employees, agents, legal and other advisers from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all reasonable fees, costs and expenses whatsoever incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser and each Beneficial Purchaser, if any, contained herein or in any document furnished by the Purchaser and each Beneficial Purchaser, if any, to the Company or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Purchaser or any Beneficial Purchaser, if any, to comply in any material respect with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company or the Agent in connection herewith.

To the extent that any person entitled to be indemnified hereunder is not a party to this Subscription Agreement, the Company and the Agent shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such person and such person shall be entitled to enforce the provisions of this Section 12 notwithstanding that such indemnified person is not a party to this Subscription Agreement.
13. Contractual Right of Action for Rescission.
In the event that a holder of Special Warrants acquires Unit Shares or Warrants upon the exercise of the Special Warrants and is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the Qualification Prospectus to be filed by the Company in connection herewith or any amendment thereto, containing a misrepresentation, such holder will be entitled to rescission with respect to both the exercise of the Special Warrants and the private placement transaction under which the Special Warrants were initially acquired, and will be entitled in connection with such rescission to a full refund from the Company of the amount of the aggregate Purchase Price paid in respect of the Special Warrants. The provisions hereof are a direct contractual right extended by the Company alone (and specifically not by the Agent) to the Purchaser, permitted assignees of the holders of Special Warrants and to holders of the Unit Shares and Warrants acquired by such holders on exercise of the Special Warrants, and are in addition to any other right or remedy available to a holder of the Special Warrant under Section 130 of the Securities Act (Ontario), and equivalent provisions of the securities legislation of any province or territory in which such holder resides, or otherwise at law.
The Company agrees that the benefit of the covenant contained in the first paragraph of this Section 13 will be deemed to have passed with any permitted assignment or transfer of the Special Warrants or the Unit Shares or Warrants in accordance with the terms thereof and the Company agrees to explicitly extend the benefit of such covenant to any assignee or transferee of the Special Warrants as if it were the original subscriber.
14. Modification.
Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.
15. Assignment.
The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of (a) the Purchaser and each Beneficial Purchaser, if any, and their respective successors, assignees, heirs, executors, administrators and personal representatives, as applicable, and (b) the Company and its successors and assigns; provided that this Subscription Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto.  For greater certainty, this Subscription Agreement may only be transferred or assigned by the Purchaser subject to compliance with applicable laws (including, without limitation applicable Securities Laws) and with the express written consent of the Company.
16. Miscellaneous and Counterparts.
All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser, each Beneficial Purchaser, if any, and the Company herein will survive the execution and delivery, and acceptance, of this offer and the Closing or the termination hereof.  This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document.
17. Governing Law.
This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The Purchaser and each Beneficial Purchaser, if any, hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

18. Facsimile/Portable Document Format Subscriptions.
The Company shall be entitled to rely on delivery by facsimile machine, email or portable document format of an executed copy of this Subscription Agreement, including the completed schedules attached hereto, and acceptance by the Company of such facsimile or portable document format copy shall be legally effective to create a valid and binding agreement between the Purchaser and each Beneficial Purchaser, if any, and the Company in accordance with the terms hereof.
19. Entire Agreement.
This Subscription Agreement (including the schedules attached hereto, the provisions of the Agency Agreement incorporated herein) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. In the event that execution pages are delivered to the Company without this entire agreement, the Company is entitled to assume that the Purchaser, and each Beneficial Purchaser for whom it is acting, has accepted all of the terms and conditions contained in the parts of this Subscription Agreement that are not returned, without amendment or modification. In the event of any inconsistency between the provisions of this Subscription Agreement and the Agency Agreement, Special Warrant Indenture and Warrant Indenture, respectively, the provisions of this Subscription Agreement shall prevail. This Subscription Agreement may be amended or modified in any respect by written instrument only.
20. Language.
The Purchaser and each Beneficial Purchaser, if any, acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Special Warrants be drawn up in the English language only.  Nous reconnaissons par les présentes avoir consent et demandé que tons les documents faisant foi ou se rapportant de quelque manière à l’achat des bons de souscription spéciaux soient rédigés en anglais seulement.
21. Time of Essence.
Time shall be of the essence of this Subscription Agreement.
22. Currency.
All dollar amounts referred to in this Subscription Agreement are in Canadian Dollars.
23. Further Assurances.
Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Subscription Agreement.
24. Severability.
If one or more of the provisions contained in this Subscription Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Subscription Agreement is hereby declared to be separate and distinct.
25. Singular and Plural, etc.
Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.
26. Headings.
The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

SCHEDULE A

ACCREDITED INVESTOR CONFIRMATION CERTIFICATE

TO BE COMPLETED BY ALL CANADIAN PURCHASERS AND NON-CANADIAN PURCHASERS (OTHER THAN U.S. PURCHASERS)

The categories listed herein contain certain specifically defined terms.  If you are unsure as to the meaning of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

In connection with the purchase by the undersigned Purchaser of the Purchased Securities, the Purchaser, on its own behalf and on behalf of each of the beneficial purchasers for whom the Purchaser is contracting hereunder as trustee or agent (referred to herein collectively as the “Purchaser”), hereby represents, warrants, covenants and certifies to the Company and the Agent and acknowledges that the Company, the Agent and their respective counsel are relying thereon that:

(a)
the Purchaser is purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to National Instrument 46-106 – Prospectus Exemptions (“NI 45-106”);

(b)
the Purchaser is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within at least one of the categories of an “accredited investor” reproduced below beside which the undersigned placed a check mark therefore indicating that the undersigned belongs to such category or categories;

(c)	the Purchaser was not created or is not used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

(d)	upon execution of this Schedule A by the Purchaser, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

(place a check mark as applicable)
NOTE: If you check the box beside paragraphs (j), (k) or (l) below, you must complete the balance of the range information, as applicable, and you must complete and execute Exhibit A to this Schedule A.

(a) _______	a Canadian financial institution, or a Schedule III bank (or, in Ontario, a bank listed in Schedule I, II or III of the Bank Act (Canada));
(b) _______	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
(c) _______
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d) _______	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;
(e) _______	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(e.1) _____
an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(f) _______	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

(g) _______
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h) _______	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(i) _______	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
(j) _______	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets.

“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act.

If (j) is selected, please check the range of net financial assets which you beneficially own, either alone or combined with your spouse:

You alone or combined with a spouse:
◻$1,000,000 to $3,000,000
◻$3,000,001 to $4,000,000
◻$4,000,001 to $5,000,000
◻> $5,000,001

If (j) is selected, you must complete and execute Exhibit B.

(j.1) _______	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or liabilities that are secured by financial assets.

If (j.1) is selected, please check the range of net financial assets which you beneficially own, alone: ◻$5,000,001 to $7,000,000 ◻$7,000,001 to $10,000,000 ◻> $10,000,001
(k) _______
an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

If (k) is selected, please check the range of net income before taxes which you alone or in combination with your spouse have earned in each of the two most recent calendar years, alone:
◻$200,001 to $300,000
◻> $300,000

Please check the range of net income which your spouse has earned in each of the two most recent calendar years (only if applicable):

◻$0 to $100,000
◻$100,001 to $200,000
◻$200,001 to $300,000
◻> $300,000

If (k) is selected, you must complete and execute Exhibit B.

(l) _______	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

If (l) is selected, please check the range of net assets you have, either alone or combined with your spouse:

◻$5,000,001 to $10,000,000
◻> $10,000,001

If (l) is selected, you must complete and execute Exhibit B.

(m) _______	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
(n) _______
an investment fund that distributes or has distributed its securities only to: (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

(o) _______
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p) _______
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q) _______
a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(r) _______
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s) _______	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
(t) _______
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[PLEASE HAVE EACH OWNER COMPLETE AND SIGN A SEPARATE COPY OF THIS EXHIBIT]

(u) _______	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
(v) _______	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or
(w) _______
a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Signature of Subscriber
The Subscriber acknowledges that it has read and understood the meaning of accredited investor and the Subscriber covenants that it has accurately indicated the applicable category(ies) of accredited investor the Subscriber falls within.
Dated this _______ day of _______________, 2021.
If an Individual:

Signed in the presence of:	) ) )
Witness	) )	Name:
If an Entity:

Entity Name:
By:
Name:
Title:

(execution page for Schedule A, Accredited Investor Confirmation Certificate, to the subscription agreement for Special Warrants of Juva Life Inc.)

APPENDIX A TO SCHEDULE A

RISK ACKNOWLEDGEMENT FORM FOR ACCREDITED INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: SPECIAL WARRANTS	Issuer: JUVA LIFE INC.
Purchased from: JUVA LIFE INC.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $__________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered.  The salesperson is the person who meets with, or provides information to, you about making this investment.  To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment.  Initial the statement that applies to you.  (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor.  That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.
Your initials
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year.  (You can find your net income before taxes on your personal income tax return.)

• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment.  That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
Juva Life Inc.
Address: Suite 1400 – 885 West Georgia Street, Vancouver, BC V6C 3E8
Contact: Mat Lee
Telephone Number: (833) 333-5882
Email: mat@juvalife.com
For more information about prospectus exemptions, contact your local securities regulator.  You can find contact information at www.securities-administrators.ca.

SCHEDULE B

CERTIFICATE OF NON-CANADIAN PURCHASERS
(OTHER THAN U.S. PURCHASERS)
TO:              JUVA LIFE INC. (the “Company”)

AND TO:    MACKIE RESEARCH CAPITAL CORPORATION (the “Agent”)

The undersigned, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder as trustee or agent (referred to herein collectively as the “Purchaser”), represents, warrants and covenants to and with the Company and the Agent (and acknowledges that the Company and the Agent are relying thereon) that is contracting hereunder is, the Purchaser is a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(i)	the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

(ii)
the Purchaser is purchasing the Purchased Securities for its own account and not for the benefit of any other person and pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(iii)
the applicable securities laws of the International Jurisdiction do not require the Company to file a prospectus, offering memorandum or similar document or to register or qualify the distribution of the Special Warrants, the Unit Shares or the Warrants issuable upon the exercise of the Special Warrants or the Warrant Shares issuable upon the exercise of the Warrants or for the Company to be registered with or to make any filings or seek any approvals of any kind whatsoever from any governmental or regulatory authority or pay any fee of any kind whatsoever in the International Jurisdiction;

(iv)
the Purchaser will not sell or otherwise dispose of any Purchased Securities, Unit Shares or Warrants issuable upon the exchange or deemed exchange of the Purchase Securities or Warrant Shares issuable upon the exercise of the Warrants, except in accordance with applicable securities laws in Canada and the United States, and if the Purchaser sells or otherwise disposes of any Purchased Securities, Unit Shares or Warrants issuable upon the exercise of the Purchased Securities or Warrant Shares issuable upon the exercise of the Warrants to a person other than a resident of Canada or the United States, as the case may be, the Purchaser will, if required by applicable securities laws, obtain from such purchaser representations, warranties and covenants in the same form as provided in this certificate and shall comply with such other requirements as the Company may reasonably require; and

(v)
the delivery of this Subscription Agreement, the acceptance of it by the Company and the issue of the Purchased Securities, the Unit Shares and the Warrants issuable upon the exchange or deemed exchange of the Purchased Securities and the Warrant Shares issuable upon the exercise of the Warrants to the Purchaser complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Company to become subject to or comply with any continuous disclosure, prospectus or other periodic filing or reporting requirements under any such applicable laws.

Upon execution of this certificate by the Purchaser, this certificate shall be incorporated into and form a part of the subscription agreement to which this certificate is attached (the “Subscription Agreement”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Subscription Agreement.

B-1

The foregoing representations and warranties contained in this certificate are true an accurate as of the date of this certificate and will be true and accurate as of the Closing Time.  If any such representations and warranties shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Time.

DATED _____________________, 2021.

Name of Purchaser

By:
Signature

Title

(execution page for Schedule B, Certificate of Non-Canadian Purchasers (other than U.S. Purchasers), to the subscription agreement for Special Warrants of Juva Life Inc.)
B-2

SCHEDULE C

U.S. ACCREDITED INVESTOR CERTIFICATE
Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule C is attached.  In the event of a conflict between the terms of this certification and such Subscription Agreement, the terms of this certification shall prevail.
TO:	JUVA LIFE INC. (the “Corporation”)
AND TO:	Mackie Research Capital Corporation (the “Agent”)
AND TO:	The registered United States broker-deal of the Agent (the “US Affiliate”)
In connection with the purchase by the undersigned of the Purchased Securities, the Purchaser on its own behalf and, if applicable, on behalf of others for whom it is acting hereby represents, warrants, covenants and certifies to the Corporation, the Agent and the US Affiliate and acknowledges that the Corporation, the Agent, the US Affiliate and their respective counsel are relying thereon as follows:
1. The Purchaser is (please place your initials on the appropriate line(s) with respect to (a) or (b)):
Initials _______
(a) a discretionary or similar account (other than an estate or trust) that is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) of Regulation S under the U.S. Securities Act and is held on behalf of a person that is not a U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; OR

Initials _______
(b) an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”) by virtue of satisfying  one or more of the categories indicated in Section  below.

2. The Purchaser further covenants, represents and warrants to the Corporation, the Agent and the US Affiliate that:
(a)	It is authorized to consummate the purchase of the Purchased Securities.
(b)
The Purchaser understands and acknowledges that the Special Warrants, Unit Shares, Warrants and Warrant Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States.

(c)
The Purchaser understands and agrees that the financial statements of the Corporation have been, or will be, prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of companies formed or domiciled in the United States.

(d)
The Purchaser understands and agrees that there may be material tax consequences to it of an acquisition, holding, conversion or disposition of the Purchased Securities, Unit Shares, Warrants and Warrant Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of its acquisition, holding, conversion or disposition of the Purchased Securities, Unit Shares, Warrants and Warrant Shares and the Purchaser acknowledges that it is solely responsible for determining the tax consequences to it with respect to its investment, including whether the Corporation will at any given time be deemed a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(e)
The funds representing the Aggregate Purchase Price which will be advanced by the Purchaser to the Corporation hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser’s name and other information, including Personal Information, relating to the Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the Aggregate Purchase Price to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Purchaser, and it shall promptly notify the Corporation if the Purchaser discovers that any of such representations ceases to be true and provide the with appropriate information in connection therewith.

(f)
The Purchaser is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Corporation is organized under the laws of the Province of British Columbia in Canada; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States. Consequently, it may be difficult to provide service of process on the Corporation and it may be difficult to enforce any judgment against the Corporation.

3. If the Purchaser has initialled Section 1(b) above, Purchaser further covenants, represents and warrants to the Corporation that:
(a)
The offer and sale of the Purchased Securities to it are being made only on the basis of the Purchaser being a U.S. Accredited Investor in reliance on the private offering exemption under section 4(a)(2) of the U.S. Securities Act and the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder.

(b)
It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities and it is able to bear the economic risk of loss of its entire investment.  To the extent necessary, the Purchaser has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Subscription Agreement and owning the Special Warrants, Unit Shares, Warrants and Warrant Shares.

(c)
The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Purchased Securities, and that any answers to questions and any request for information have been complied with to the Purchaser’s satisfaction.

(d)
It is acquiring the Purchased Securities for its own account, or for the account of one or more persons that is a U.S. Accredited Investor for whom it is exercising sole investment discretion (a “Beneficial Purchaser”), for investment purposes only, and not with a view to any resale, distribution or other disposition of the Purchased Securities, Unit Shares, Warrants and Warrant Shares in violation of the United States federal or state securities laws.

(e)
The address of the Purchaser set out on the face page of the Subscription Agreement is the true and correct principal address of the Purchaser and can be relied on by the Corporation for the purposes of securities laws in the United States, including state blue-sky laws if required, and the Purchaser has not been formed for the specific purpose of purchasing the Purchased Securities.

(f)
The Purchaser is, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Purchased Securities is, a U.S. Accredited Investor by virtue of meeting one or more of the following criteria (please write “SUB” for the criteria the Purchaser meets and “BEN” for the Beneficial Purchaser):

1. _______
A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the United States Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; a small business investment company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; a rural business investment company as defined in section 384A of the United States Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

2. _______	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
3. _______
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the Purchased Securities, with total assets in excess of US$5,000,000; or

4. _______	A director or executive officer of the Corporation; or
5. _______
A natural person whose individual net worth, or joint net worth, with that person’s spouse or spousal equivalent equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), exceeds US$1,000,000 as determined on the following basis:

(i) the person’s primary residence shall not be included as an asset;
(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at such time exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);
(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability;
(iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

6. _______
A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

7. _______
A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered under the accompanying Subscription Agreement, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the U.S. Securities Act; or

8. _______
An entity in which all of the equity owners are U.S. Accredited Investors; or
If you checked Category 8, please indicate the name and category of U.S. Accredited Investor (by reference to the applicable category number herein) of each equity owner:

	Name of Equity Owner	Category of U.S. Accredited Investor

It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.

9. _______
An entity, of a type not listed in Categories 1, 2, 3, 7 or 8, not formed for the specific purpose of acquiring the Purchased Securities, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, “investments is defined in Rule 2a51-1(b) under the United States Investment Company Act of 1940); or

10. _______
A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65); or

11. _______
Any “family office,” as defined in rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the  Purchased Securities, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

12. _______
A “family client,” as defined in rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

(g)
The Purchaser has not purchased the Purchased Securities as a result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S under the U.S. Securities Act) or any any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television or the Internet, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)
The Purchaser understands and acknowledges that the Purchased Securities, Unit Shares, Warrants and Warrant Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that if in the future it decides to offer, sell, pledge or otherwise transfer any of the Purchased Securities, Unit Shares, Warrants and Warrant Shares it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

(i)	the sale is to the Corporation;
(ii)
the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)
the sale is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of each of (iii) and (iv) (and, if required by the transfer agent for the Corporation, in the case of (ii)) it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under the U.S. Securities Act and applicable state securities.
(i)
The certificates representing the Purchased Securities, Unit Shares, Warrants and Warrant Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificates, the following legend:

“THE SECURITIES REPRESENTED HEREBY [for Special Warrants and Warrants add: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  [For Unit Shares and Warrant Shares add: DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]”

provided that, if any of the Purchased Securities, Unit Shares, Warrants or Warrant Shares are being sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and such securities were acquired when the Corporation qualified as a “foreign issuer” (as defined in Rule 902 of Regulation S), the legend may be removed by (i) providing to the Corporation’s registrar and transfer agent a declaration in the form attached hereto as Appendix I to this Schedule C or as the Corporation may prescribe from time to time, and (ii) if required by the Corporation’s registrar and transfer agent an opinion of counsel, of recognized standing in form and substance reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the U.S. Securities Act; and provided, further, that, if any such securities are being sold under Rule 144 under the U.S. Securities Act, if available, the legend may be removed by delivering to the Corporation and the Corporation’s registrar and transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(j)
Additionally, the Purchaser understands that any certificates representing the Special Warrants and Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificates, the following legend:

“THIS [SPECIAL] WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES, AND THE UNDERLYING SECURITIES MAY NOT BE DELIVERED WITHIN THE UNITED STATES, UNLESS THE [SPECIAL] WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”
(k)
It understands and acknowledges that the Corporation has no obligation to register, and has no present intention to register, the Purchased Securities, Unit Shares, Warrants and Warrant Shares under the U.S. Securities Act, whether for the purpose of resale of such Purchased Securities, Unit Shares, Warrants and Warrant Shares, or otherwise.  Accordingly, the Purchaser understands that absent registration, under the rules of the United States Securities and Exchange Commission, the Purchaser may be required to hold the Purchased Securities, Unit Shares, Warrants and Warrant Shares indefinitely or to transfer the Purchased Securities, Unit Shares, Warrants and Warrant Shares in transactions which are exempt from registration under the U.S. Securities Act, in which event the transferee may acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser.  As a consequence, the Purchaser understands that it must bear the economic risks of the investment in the Purchased Securities, Unit Shares, Warrants and Warrant Shares for an indefinite period of time.

(l)
It understands that (i) if the Corporation is ever determined to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for re-sales of the Purchased Securities, Unit Shares, Warrants and Warrant Shares; and (ii) the Corporation is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the U.S. Securities Act (or any other exemption) available for re-sales of the Purchased Securities, Unit Shares, Warrants and Warrant Shares.

(m)
The Purchaser understands that the Corporation (i) is under no obligation to remain a “foreign issuer” (as defined in Regulation S under the U.S. Securities Act), and (ii) may engage in one or more transactions which could cause the Corporation not to be a “foreign issuer”.

(n)
It consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this certification and the Subscription Agreement.

(o)
If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority in the United States pursuant to applicable Securities Laws, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to its ownership of the Purchased Securities, Unit Shares, Warrants and Warrant Shares.

(p)
The Purchaser is acquiring the Purchased Securities for itself or a Beneficial Purchaser for investment purposes only and not with a view to any resale, distribution or other disposition of the Purchased Securities, Unit Shares, Warrants and Warrant Shares in violation of United States federal or state securities laws, and the Purchaser acknowledges that the exemption from registration under the U.S. Securities Act and applicable state securities laws depends, among other things, upon the bona fide nature of the investment intent expressed herein.

[signature page follows]

The foregoing representations and warranties are true and accurate as of the date of this U.S. Accredited Investor Certificate and will be true and accurate as of the Closing Time on the Closing Date.  If any such representation or warranty shall not be true and accurate prior to such Closing Time, the Purchaser shall give immediate written notice of such fact to the Corporation and the Agent.

Dated _______________     2021.

X
Signature of individual (if Purchaser is an individual)
X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

(execution page for Schedule C, U.S. Accredited Investor Certificate, to the subscription agreement for Special Warrants of Juva Life Inc.)

APPENDIX I TO SCHEDULE C
FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:            _______________________, as [Special Warrant Agent or Registrar and Transfer Agent]

AND TO:   Juva Life Inc. (the “Corporation”)

The undersigned (A) acknowledges that the sale of _______________________  of the Corporation represented by certificate number _____________ or held in Direct Registration System (DRS) Account No._________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), except solely by virtue of being an officer or director of the Corporation, (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States or a U.S. person; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:	X
Authorized Signatory

Name of Seller (please print)

Name of authorized signatory (please print)

Title of authorized signatory (please print)

Affirmation By Seller’s Broker-Dealer (required for sales in accordance with Section (B)(2)(b) above)
We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to our sale, for such Seller’s account, of the securities of the Corporation described therein (the “Securities”). We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller.  In that connection, we hereby represent to you as follows:
(1)	no offer to sell Securities was made to a person in the United States;
(2)
the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and
(4)
we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.
Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

_______________________________________________
Name of Firm

By:_______________________________________________
       Authorized officer
Date:_______________________________________________

SCHEDULE D

QUALIFIED INSTITUTIONAL BUYER LETTER
Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule D is attached.  In the event of a conflict between the terms of this certification and such Subscription Agreement, the terms of this certification shall prevail.
TO:	JUVA LIFE INC. (the “Corporation”)
AND TO:	Mackie Research Capital Corporation (the “Agent”)
AND TO:	The registered United States broker-deal of the Agent (the “US Affiliate”)

In connection with its agreement to purchase the Purchased Securities, the undersigned purchaser, on its own behalf and on behalf of each person for whom it is acting, acknowledges, represents and warrants to, and agrees with the Corporation, the Agent and the U.S. Affiliate, that:
(a)
The offer and sale of the Purchased Securities to it are being made only on the basis of the Purchaser being an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), in reliance on the private offering exemption under section 4(a)(2) of the U.S. Securities Act and the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder.

(b)	The Purchaser is a U.S. Accredited Investor and a Qualified Institutional Buyer.
(c)
The Purchaser is acquiring the Purchased Securities (i) for its own account and not on behalf of any other person or (ii) for the account of a Qualified Institutional Buyer that also qualifies as a U.S. Accredited Investor with respect to which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Purchased Securities, Unit Shares, Warrants and Warrant Shares in violation of United States federal or state securities laws.

(d)	The Purchaser is not an “affiliate” (as defined in Rule 144 under the U.S. Securities Act) of the Corporation and is not acting on behalf of an affiliate of the Corporation.
(e)
The Purchaser understands and acknowledges that any Purchased Securities, Unit Shares, Warrants and Warrant Shares acquired by it in the United States will be considered “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act (“Restricted Securities”). To induce the Corporation to issue the Purchased Securities, the underlying Unit Shares and Warrants, and, if applicable, any Warrant Shares, to the Purchaser without a U.S. Securities Act restrictive legend, the undersigned represents, warrants and covenants to the Corporation as follows (collectively, the “Restricted Security Agreements”):

i)	if in the future it decides to offer, sell, pledge, or otherwise transfer, directly or indirectly, any of the Purchased Securities, Unit Shares, Warrants or Warrant Shares, it will do so only:
(1)	to the Corporation (though the Corporation is under no obligation to purchase any such securities); or
(2)	outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local laws or regulations;
ii)
the Purchased Securities, Unit Shares, Warrants and Warrant Shares cannot be offered, sold, pledged or otherwise transferred, directly or indirectly, in the United States or to, or for the account or benefit of, U.S. Persons;

iii)
it will cause any CDS participant holding Purchased Securities, Unit Shares, Warrants or Warrant Shares on its behalf and the beneficial purchasers, if any, of such securities to comply with the Restricted Security Agreements;

iv)
for so long as the Purchased Securities, Unit Shares, Warrants and Warrant Shares constitute Restricted Securities, it will not deposit any such securities into the facilities of the Depository Trust Corporation, or a successor depository within the United States, or arrange for the registration of any of the securities with Cede & Co. or any successor thereto; and

D-1

v)
if at any time the Purchased Securities, Unit Shares, Warrants and Warrant Shares, if any, constitute Restricted Securities, and it is advised by the Corporation that the Corporation has ceased to be a “foreign issuer” as defined in Regulation S, it will return such securities, if any, to the Corporation for the imposition of a U.S. Securities Act legend.

(f)
The Purchaser acknowledges that the Purchased Securities, Unit Shares, Warrants and Warrant Shares may only be held in an account at CDS Clearing and Depository Services Inc., or a successor depository in Canada, and shall not be held in an account at the Depository Trust Company, or a successor depository within the United States.

(g)
The Purchaser understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of the issuance or the re-sales of the Purchased Securities, Unit Shares, Warrants or Warrant Shares in the United States.

(h)
The Purchaser acknowledges that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless exemptions from the registration requirements of the U.S. Securities Act and any applicable state securities laws are available.

(i)
The Purchaser acknowledges that the Purchased Securities, Unit Shares, Warrants and Warrant Shares, if any, will not be represented by certificates that bear a U.S. restrictive legend or identified by a restricted CUSIP number in reliance on the acknowledgments, representations and agreements contained herein.

(j)
The Purchaser has implemented, or shall immediately implement, appropriate internal controls and procedures to ensure that the Purchased Securities, Unit Shares, Warrants and Warrant Shares, if any, shall be properly identified in its records as “restricted securities” that are subject to the transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend.

(k)
The Purchaser understands and acknowledges that it is making the representations, warranties and agreements contained herein with the intent that they may be relied upon by the Corporation, the Agent and the U.S. Affiliate.

(l)
The Corporation, the Agent and the U.S. Affiliate shall be entitled to rely on delivery of a facsimile or electronic copy of this letter, and acceptance by the Corporation of a facsimile or electronic copy of this letter shall create a legal, valid and binding agreement among the undersigned, the Corporation, the Agent and the U.S. Affiliate in accordance with the terms hereof.

SIGNATURE OF PURCHASER

Signature of purchaser (on its own behalf and, if applicable, on behalf of each principal for whom it is contracting hereunder).

_______________________________________________ Name of Purchaser (please print)

_______________________________________________
_______________________________________________ Name of authorized signatory (please print)

_______________________________________________ Official capacity of authorized signatory (please print)

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SCHEDULE E

INDICATIVE TERMS AND CONDITIONS

THE PROPOSED TERMS AND CONDITIONS SUMMARIZED HEREIN ARE PROVIDED FOR DISCUSSION PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER, AGREEMENT OR COMMITMENT BY THE COMPANY TO ISSUE OR SELL ANY SECURITIES. THIS TERM SHEET IS TO BE HELD CONFIDENTIAL AND ITS TERMS MAY NOT BE SHARED WITH OUTSIDE PARTIES, OTHER THAN YOUR LEGAL AND FINANCIAL ADVISORS.

THE SPECIAL WARRANTS TO WHICH THIS TERM SHEET RELATES, AND THE UNDERLYING SECURITIES ISSUABLE IN EXCHANGE THEREFOR, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

Issuer:	Juva Life Inc. (“Juva” or the “Company”).
Offering:	Best efforts, private placement offering (the “Offering”) of special warrants of the Company (the “Special Warrants”).
Amount:	Up to $8,700,006.
Offering Price:	$1.05 per Special Warrant.
Special Warrants:
Each Special Warrant shall be exercisable by the holder thereof, for no additional consideration into one unit of the Company (each, a “Unit”), with each Unit consisting of one common share of the Company (“Common Share”) and one-half of one Common Share purchase warrant (a “Warrant”).

Warrants:	Each Warrant is exercisable to acquire one Common Share of the Company (a “Warrant Share”) at the price of $1.35 per Warrant Share for a period of 24 months from closing of the Offering.
Agent’s Option:
The Company will grant the Agent an option (the “Agent’s Option”) exercisable at any time up to and including the Closing to increase the size of the Offering by up to 15% in Special Warrants by giving written notice of the exercise of the Agent’s Option, or a part thereof, to the Company at any time up to 48 hours prior closing of the Offering.

Use of Proceeds:	Proceeds of the Offering will be used for working capital and general corporate purposes.
Offering Jurisdictions:
The Offering will take place by way of a commercially reasonable “best efforts” private placement to qualified investors in all the provinces of Canada other than Quebec, and otherwise in those jurisdictions where the Offering can lawfully be made including the U.S. under applicable private placement exemptions. Subscribers will have a $25,000 minimum subscription and Canadian subscribers must be “accredited investors” (as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”)).

Prospectus:
As soon as reasonably practicable after the Closing (as defined herein), the Company will use its reasonable commercial efforts to prepare and file with each of the securities regulatory authorities in each of the provinces of Canada in which the of Special Warrants are sold (the “Jurisdictions”) and obtain a receipt for, a preliminary short form prospectus and a final short form prospectus (the “Final Prospectus”), qualifying the distribution of the Units underlying the Special Warrants, in compliance with applicable securities law, within 120 days from the Closing (as defined herein). The Company will use reasonable commercial efforts to promptly resolve all comments received or deficiencies raised by the securities regulatory authorities and file and obtain receipts for the Final Prospectus in the Jurisdictions as soon as reasonably practicable after such regulatory comments and deficiencies have been resolve.

In the event that the Company has not received a receipt for the Final Prospectus within 120 days following the Closing, each unexercised Special Warrant will thereafter entitle the holder thereof to receive upon the exercise thereof, at no additional consideration, one-and-one-tenth (1.10) Unit (instead of one Unit) and thereafter at the end of each additional thirty (30) day period prior to the Qualification Date (as defined below), each Special Warrant will be exercisable for an additional 0.02 of a Unit.

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Automatic Exercise:
All unexercised Special Warrants will automatically be exercised on the day (the “Qualification Date”) that is the earlier of (i) four (4) months and a day following Closing of the Offering, and (ii) the 3rd business day after a receipt is issued for the Final Prospectus.

Hold Period:
The Special Warrants, and the Common Shares and Warrants comprising the Units, and the Common Shares for which the Warrants are exercisable, will be subject to customary resale restrictions of four months and a day following the Closing, subject to the Company obtaining a receipt for the Final Prospectus prior to that day.  Any such securities offered and sold in the U.S. under a private placement exemption will be “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act.

Listing:	The Common Shares, and Common Shares issuable upon exercise of the Warrants and compensation options will be listed for trading on the Canadian Securities Exchange.
Eligibility:	The Special Warrants shall be eligible for RRSPs, RRIFs, RDSPs, RESPs, TFSAs and DPSPs.
Compensation
The Agent will receive (i) a cash commission and advisory fee equal in aggregate to 7.0% of the gross proceeds of the Offering (including in respect of the proceeds upon the exercise of the Agent’s Option) and (ii) compensation and advisory options, exercisable at any time up to 24 months following Closing, to purchase Units in an amount equal to 7.0% of the number of Special Warrants sold under the Offering.

Agent:	Mackie Research Capital Corporation (the “Agent”).
Closing:	On or about the week of February 15, 2021, or such other date as is reasonable and agreed upon between the Agent and the Company (the “Closing”).

E-2

SCHEDULE F

COLLECTION OF PERSONAL INFORMATION
Alberta Securities Commission
Suite 600, 250 - 5th Street SW
Calgary, Alberta T2P 0R4
Telephone: (403) 297-6454
Toll free in Canada: 1-877-355-0585
Facsimile: (403) 297-2082
Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia Securities Commission
P.O. Box 10142,
Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Inquiries: (604) 899-6854
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581
Email: FOI-privacy@bcsc.bc.ca
Public official contact regarding indirect collection of information: FOI Inquiries

Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593-8314
Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect collection of information: Inquiries Officer

Financial and Consumer Affairs Authority of Saskatchewan
Suite 601 - 1919 Saskatchewan Drive
Regina, Saskatchewan S4P 4H2
Telephone: (306) 787-5879
Facsimile: (306) 787-5899
Public official contact regarding indirect collection of information: Director

The Manitoba Securities Commission
500 - 400 St. Mary Avenue
Winnipeg, Manitoba R3C 4K5
Telephone: (204) 945-2548
Toll free in Manitoba: 1-800-655-5244
Facsimile: (204) 945- 0330
Public official contact regarding indirect collection of information: Director

Prince Edward Island Securities Office
95 Rochford Street, 4th Floor Shaw Building
P.O. Box 2000
Charlottetown, Prince Edward Island
C1A 7N8
Telephone: (902) 368-4569
Facsimile: (902) 368-5283
Public official contact regarding indirect collection of information: Superintendent of Securities

Financial and Consumer Services Commission (New Brunswick)
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2
Telephone: (506) -658-3060
Toll free in Canada: 1-866-933-2222
Facsimile: (506) 658-3059
Email: info@fcnb.ca
Public official contact regarding indirect collection of information: Chief Executive Officer and Privacy Officer

Nova Scotia Securities Commission
Suite 400, 5251 Duke Street
Duke Tower, P.O. Box 458
Halifax, Nova Scotia B3J 2P8
Telephone: (902) 424-7768
Facsimile: (902) 424-4625
Public official contact regarding indirect collection of information: Executive Director

F-1

Government of Newfoundland and Labrador
Financial Services Regulation Division
P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive
St. John's, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities
Telephone: (709) 729-4189
Facsimile: (709) 729-6187
Public official contact regarding indirect collection of information: Superintendent of Securities

Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec H4Z 1G3
Telephone: (514) 395-0337 or 1-877-525-0337
Facsimile: (514) 873-6155
(For filing purposes only)
Facsimile: (514) 864-6381
(For privacy requests only)
Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Government of the Northwest Territories
Office of the Superintendent of Securities
P.O. Box 1320
Yellowknife, Northwest Territories
X1A 2L9
Attention: Deputy Superintendent,
Legal & Enforcement
Telephone: (867) 920-8984
Facsimile: (867) 873-0243

Government of Yukon Department of Community Services Law Centre, 3rd Floor 2130 Second Avenue Whitehorse, Yukon Y1A 5H6 Telephone: (867) 667-5314 Facsimile: (867) 393-6251
Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

F-2